Exhibit 7

JOINDER AGREEMENT

Reference is hereby made to that certain Joint Filing Agreement, dated January 10, 2018, by and among Scott L. Bok, Bok Family Partners, L.P., the Bok Family Foundation and the Scott L. Bok November 2015 Annuity Trust (the “Joint Filing Agreement”), to which the Scott L. Bok November 2018 Annuity Trust was added as a party pursuant to that certain Joinder Agreement dated as of November 13, 2018 and the Scott L. Bok May 2019 Annuity Trust was added as a party pursuant to that certain Joinder Agreement dated as of August 21, 2019, and in which the parties thereto agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the Common Stock, par value $0.01 per share, of Greenhill & Co., Inc., a Delaware corporation, to the extent required by applicable law.

The undersigned hereby acknowledges and agrees to be bound by the mutual covenants and agreements of the parties to the Joint Filing Agreement.

This Joinder Agreement may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned hereby executes this Joinder Agreement as of this 25th day of August, 2020.

Scott L. Bok March 2020 Annuity Trust

By:       /s/ Scott L. Bok

Name:    Scott L. Bok

Title:    Trustee

CONFIRMED AND AGREED TO:

Scott L. Bok

By:       /s/ Scott L. Bok

Name:  Scott L. Bok

Bok Family Partners, L.P.

By:       /s/ Scott L. Bok

Name:  Scott L. Bok

Title:    General Partner

Bok Family Foundation

By:       /s/ Scott L. Bok

Name:  Scott L. Bok

Title:    Trustee

Scott L. Bok November 2018 Annuity Trust

By:       /s/ Scott L. Bok

Name:  Scott L. Bok

Title:    Trustee

Scott L. Bok May 2019 Annuity Trust

By:       /s/ Scott L. Bok

Name:  Scott L. Bok

Title:    Trustee

[Signature Page to Joinder Agreement]